EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement filed on December 17, 2004, of our report dated

April 15, 2004 included in the Liberty Star Gold Corp. (formerly Titanium Intelligence,

Inc.) Form 10-KSB and to all references to our Firm included in this Form S-8 Registration

Statement.

/s/ Dohan and Company, CPA's, P.A.

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DOHAN AND COMPANY, CPA's, P.A.

Certified Public Accountants

December 17, 2004